Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration No. 333-203197 of Scio Diamond Technology Corporation on Form S-8 of our report dated July 14, 2016, related to the financial statements of Scio Diamond Technology Corporation at March 31, 2016 and 2015, and for each of the years in the two-year period ended March 31, 2016, which report appears in this Annual Report on Form 10-K of Scio Diamond Technology Corporation.

/s/ Cherry Bekaert LLP

Greenville, South Carolina

July 14, 2016